UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 21, 2008 (November 20, 2008)
Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
     On October 28, 2008, Park National Corporation (“Park”) filed a Current Report on Form 8-K announcing the Executive Committee of Park’s Board of Directors had determined it was in the best interest of Park and its shareholders to call a Special Meeting of Shareholders for the purpose of considering and voting on the adoption of a proposed amendment to Article FOURTH of Park’s Articles of Incorporation to authorize Park to issue preferred shares, which would permit Park to participate in the Capital Purchase Program established by the United States Department of the Treasury under the Emergency Economic Stabilization Act of 2008. The Executive Committee set the record date for determining shareholders entitled to vote at the Special Meeting at the close of business on November 6, 2008. The date of the Special Meeting was originally set as December 5, 2008. Pursuant to authority granted by Park’s Board of Directors on November 5, 2008 to change the date of the Special Meeting as appropriate under the circumstances, on November 20, 2008, the date of the Special Meeting was set as December 18, 2008. The record date has not been changed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: November 21, 2008	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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